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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): August 20, 1999


                                  iVillage Inc.
               -------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



            Delaware                   000-25469             13-3845162
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         (State or other              (Commission            (IRS Employer
         jurisdiction of              File Number)         Identification No.
          organization

       212 Fifth Avenue, New York, New York                  10010
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    (Address of Principal Executive Offices)               (Zip Code)



     Registrant's telephone number, including area code:  (212) 604-0963


                   170 Fifth Avenue, New York, New York 10010
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

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Item 2.           Acquisition or Disposition of Assets

                  On August 20, 1999, iVillage Inc. ("iVillage") acquired Lamaze Publishing Company, Inc., a Connecticut corporation ("Lamaze Publishing"). Lamaze Publishing was acquired pursuant to an Agreement and Plan of Reorganization, dated as of July 13, 1999, by and among iVillage, LPC Acquisition Corporation, a Connecticut corporation and wholly-owned subsidiary of iVillage ("LPCAC"), Lamaze Publishing, the shareholders of Lamaze Publishing and the holders of stock appreciation units in Lamaze Publishing (the "Merger Agreement").

                  Pursuant to the Merger Agreement, LPCAC was merged with and into Lamaze Publishing, with Lamaze Publishing as the surviving corporation (the "Merger"). As a result of the Merger, Lamaze Publishing became a wholly-owned subsidiary of iVillage.

                  The aggregate purchase price paid in connection with the Merger was approximately $100 million under the purchase method of accounting, consisting of approximately $5 million in cash and repayment of indebtedness and 1,748,693 shares of iVillage common stock. The Merger is intended to qualify as a tax-free reorganization. iVillage has registered all shares of iVillage common stock issued in connection with the Merger under the Securities Act of 1933, as amended.

                  Lamaze Publishing is a privately-held multimedia company which provides educational information to expectant and new parents through print, in-hospital satellite cable, television, video and sampling programs. Lamaze Publishing is the exclusive marketing agent for Lamaze International, Inc., a not-for-profit organization which is the owner of the LAMAZE family of marks. Lamaze Publishing holds an exclusive license to the LAMAZE mark for use in connection with consumer publications and other communications, which include print, audio, visual and other consumer-oriented media, that are commercial in nature. iVillage intends to continue to use the assets acquired to conduct these businesses and to integrate Lamaze Publishing's brand and businesses into the existing businesses of iVillage and its subsidiaries.

                  The description of the Merger Agreement contained herein, which is filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a) Previously reported in iVillage's registration statement on Form S-1 (File No.: 333-85437).

                  (b) Previously reported in iVillage's registration statement on Form S-1 (File No.: 333-85437).

                  (c) Exhibits

                      2.1 Agreement and Plan of Reorganization, dated as of July
                          13, 1999, by and among iVillage Inc., LPC Acquisition Corporation, Lamaze Publishing Company, Inc., the shareholders of Lamaze Publishing

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                          Company, Inc. and the holders of stock appreciation
                          units in Lamaze Publishing Company, Inc. (incorporated by reference from Exhibit 2.3 to iVillage's Form 10-Q Quarterly Report for the period ended June 30, 1999, File No.: 000-25469).

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              iVillage Inc.
                                              (Registrant)

Date: September 15, 1999                      By: /s/ Steven A. Elkes
                                                  ------------------------------
                                                  Steven A. Elkes
                                                  Senior Vice President
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                           EXHIBIT INDEX

Exhibits

2.1     Agreement and Plan of Reorganization, dated as of July 13,
        1999, by and among iVillage Inc., LPC Acquisition Corporation, Lamaze Publishing Company, Inc., the shareholders of Lamaze Publishing Company, Inc. and the holders of stock appreciation units in Lamaze Publishing Company, Inc. (incorporated by reference from Exhibit 2.3 to iVillage's Form 10-Q Quarterly Report for the period ended June 30, 1999, File No.: 000-25469).